SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                        Date of Report: November 17, 2003

               Date of earliest event reported: November 17, 2003



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of
                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine        04769

               (Address of principal executive offices)       (Zip Code)

                   Registrant's telephone number: 207-760-2499


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Maine & Maritimes Corporation



Item 5.  Other Events

             Webcast Alert: Maine & Maritimes Corporation
                      Updates Corporate Progress

   PRESQUE ISLE, Maine--(BUSINESS WIRE)--Nov. 17, 2003--Maine &
Maritimes Corporation (AMEX:MAM) today announced the following
Webcast:

     What:            Maine & Maritimes Corporation
                      - A Corporate Progress Report to Shareholders

     When:            December 1, 2003 @ 1:00 PM Eastern

     Where:           http://www.maineandmaritimes.com

     How: Simply log on to the web at the address above and register for the event.

     Contact:         Annette N. Arribas
                      Director, Investor Relations
                      Phone: 207.760.2402
                      Fax:  207.760.2403
                      E-Mail:  aarribas@maineandmaritimes.com

   If you are unable to participate during the live webcast, the event will be available for re-play at www.maineandmaritimes.com or http://www.vcall.com/.

   Maine & Maritimes Corporation is the parent company of Maine Public Service Company, an independent transmission and distribution utility, and Energy Atlantic, LLC, a competitive electricity supply company, both headquartered in Presque Isle, Maine. The Company's website is www.maineandmaritimes.com.

   Forward Looking Information:

   Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. These "forward-looking statements" are subject to risks and uncertainties, which could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are discussed and identified in Maine & Maritimes Corporation's public filings made with the Securities and Exchange Commission, and include (but are not limited to) a possible inability to raise adequate capital to execute proposed strategies, changes in overall strategy due to economic, regulatory, governmental and/or market conditions, the costs and difficulties related to integration of potentially acquired businesses, potential changes in customer and supplier relationships of potentially acquired firms, changes in governmental regulations, changes in management, and changes in financial markets.

    CONTACT: Maine & Maritimes Corporation
             Annette N. Arribas, 207-760-2402
             E-Mail:  aarribas@maineandmaritimes.com


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: November 17, 2003

By: /s/ J. Nicholas Bayne
   -----------------------
J. Nicholas Bayne, President & CEO